Exhibit 99.1

Roivant Announces Statistically Significant and Clinically Meaningful Results from the Induction Period of TUSCANY-2, a Large Global Phase 2b Study of Subcutaneous RVT-3101 for the Treatment of Ulcerative Colitis in Both the Overall and the Biomarker Positive Patient Populations

•	RVT-3101 demonstrated statistically significant and clinically meaningful efficacy at each dose tested
•	Across all patients treated with RVT-3101, the clinical remission and endoscopic improvement rates were 32% and 40%, respectively. Similar results were observed at the expected Phase 3 dose
•
At the expected Phase 3 dose, among patients who were positive for a biomarker that was prospectively defined in TUSCANY-2, clinical remission and endoscopic improvement rates were 40% and 56%, respectively. Approximately 60% of patients were identified as positive for this biomarker

•
At the expected Phase 3 dose, among patients who had been previously treated with biologics and who were biomarker positive, clinical remission and endoscopic improvement rates were 41% and 56%, respectively

•	Across all doses and patient groups, RVT-3101 was well tolerated and showed a favorable safety profile
•	Roivant will host a conference call to discuss results at 8AM ET on Wednesday, January 4, 2023

BASEL, Switzerland, LONDON, NEW YORK and BOSTON,  Jan. 4, 2023 (GLOBE NEWSWIRE) — Roivant Sciences (Nasdaq: ROIV) today announced positive results from the induction period of the TUSCANY-2 Phase 2b study of RVT-3101 (previously PF-06480605), a once monthly subcutaneously administered anti-TL1A antibody which demonstrated statistically significant and clinically meaningful efficacy results at each dose tested. RVT-3101 was well tolerated and showed a favorable safety profile. RVT-3101 will progress into registrational studies as a potential best-in-class and first-in-class subcutaneous therapy in ulcerative colitis.

TUSCANY-2 is a large, global, randomized, double-blind, placebo-controlled dose-ranging Phase 2b study to investigate the efficacy, safety, and pharmacokinetics of RVT-3101 in 245 adult participants with moderate to severe ulcerative colitis. TUSCANY-2 is a 52-week study, with a 12-week induction period comparing different doses of RVT-3101 against placebo, and a 40-week chronic therapy period during which all subjects receive RVT-3101. The chronic therapy period is still ongoing with data expected in 1H 2023. During the induction period, patients were treated monthly with subcutaneous RVT-3101 at 50 mg, 150 mg, and 450 mg without a loading dose required. RVT-3101 demonstrated statistically significant and clinically meaningful efficacy at each dose tested.

The results from the induction period of TUSCANY-2 are as follows:1

Efficacy results for the pooled drug cohort

All patients:
•	32% achieved clinical remission (modified Mayo) (p=0.01, 21% delta compared to 12% placebo)
•	40% achieved endoscopic improvement (p=0.01, 21% delta compared to 19% placebo)

1 One-sided p-values were computed in accordance with Pfizer prespecified statistical analysis plan. Statistical significance considered to be a p-value ≤ 0.025. Values that are not significant are marked “NS.” Placebo-adjusted delta values may not exactly match the difference between gross and placebo values due to rounding.

Patients who were biomarker positive:
•	37% achieved clinical remission (modified Mayo) (p=0.02, 27% delta compared to 10% placebo)
•	51% achieved endoscopic improvement (p=0.002, 41% delta compared to 10% placebo)

Efficacy results at the expected Phase 3 dose

All patients:
•	31% achieved clinical remission (modified Mayo) (p=0.01, 20% delta compared to 12% placebo)
•	40% achieved endoscopic improvement (p=0.01, 22% delta compared to 19% placebo)
Patients who were biomarker positive:
•	40% achieved clinical remission (modified Mayo) (p=0.02, 30% delta compared to 10% placebo)
•	56% achieved endoscopic improvement (p=0.0005, 46% delta compared to 10% placebo)
Patients who were biomarker positive and biologic-experienced:
•	41% achieved clinical remission (modified Mayo) (p=0.03 (NS), 41% delta compared to 0% placebo)
•	56% achieved endoscopic improvement (p=0.005, 56% delta compared to 0% placebo)

Safety profile

•	Across all doses and patient groups, RVT-3101 was well tolerated and showed a favorable safety profile

These results demonstrated best-in-indication potential for RVT-3101 across the full population of moderate to severe ulcerative colitis patients, with enhanced efficacy in patients who were positive for a prospectively defined biomarker regardless of prior biologic experience. RVT-3101 has the potential to be both a highly efficacious first- or second-line treatment and a preferred precision medicine in the approximately 60% of patients who are biomarker positive.

“TUSCANY-2 is among the largest and most robust Phase 2b studies ever conducted in ulcerative colitis. We are incredibly pleased with these initial results demonstrating not only high-end efficacy and a favorable safety profile in the overall population but also enhanced efficacy in patients who are biomarker positive, including patients who were previously treated with biologics. We are excited to bring an innovative therapy to millions of patients in need of more efficacious treatments and for the potential to bring relief to patients who have failed biologic therapies,” said Matt Gline, CEO of Roivant.

Roivant expects to report data from the chronic therapy period of TUSCANY-2 in 1H 2023.

Investor call

A conference call and webcast will be held at 8AM ET on Wednesday, January 4, 2023, to discuss RVT-3101. To access the conference call by phone, please register online using this registration link. The presentation and webcast details are also available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant Sciences

Roivant's mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch Vants – nimble and focused biopharmaceutical and health technology companies. For more information, please visit www.roivant.com.

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